EXHIBIT 24.1

REYNOLDS AMERICAN INC.

REGISTRATION STATEMENTS ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Reynolds American Inc., a North Carolina corporation (the “Registrant”), does hereby constitute and appoint each of Martin L. Holton III, McDara P. Folan, III and Constantine E. Tsipis, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a post-effective amendment to registration statements on Form S-8 (the “Post-Effective Amendment”) with respect to the deregistration under the Securities Act of 1933, as amended, of securities of the Registrant issuable in connection with the Puerto Rico Savings & Investment Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Post-Effective Amendment and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Post-Effective Amendment, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 6th day of June, 2017.

/s/ Debra A. Crew	/s/ Andrew D. Gilchrist
Debra A. Crew President, Chief Executive Officer and Director	Andrew D. Gilchrist Executive Vice President and Chief Financial Officer

/s/ Frederick W. Smothers	/s/ Susan M. Cameron
Frederick W. Smothers Senior Vice President and Chief Accounting Officer	Susan M. Cameron Non-Executive Chairman of the Board and Director

/s/ Jerome B. Abelman	/s/ John A. Boehner
Jerome B. Abelman Director	John A. Boehner Director

/s/ Martin D. Feinstein	/s/ Luc Jobin
Martin D. Feinstein Director	Luc Jobin Director

/s/ Murray S. Kessler	/s/ Holly Keller Koeppel
Murray S. Kessler Director	Holly Keller Koeppel Director

/s/ Jean-Marc Lévy	/s/ Nana Mensah
Jean-Marc Lévy Director	Nana Mensah Director

/s/ Lionel L. Nowell, III	/s/ Ricardo Oberlander
Lionel L. Nowell, III Director	Ricardo Oberlander Director

/s/ Ronald S. Rolfe	/s/ John J. Zillmer
Ronald S. Rolfe Director	John J. Zillmer Director